Exhibit 10.3

EAGLE BULK SHIPPING INC.
2014 EQUITY INCENTIVE PLAN

ARTICLE I.
General

1.1.	Purpose

The Eagle Bulk Shipping Inc. 2014 Equity Incentive Plan (the “Plan”) is designed to provide certain Key Persons (as defined below), whose initiative and efforts are deemed to be important to the successful conduct of the business of Eagle Bulk Shipping Inc. (the “Company”), with incentives to (a) enter into and remain in the service of the Company or its Subsidiaries (as defined below), (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company.

1.2.	Administration

(a)     Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”), or such other committee of the Board as may be designated by the Board to administer the Plan (the “Administrator”); provided that (i) the Administrator shall be composed solely of two or more directors who are “outside” directors for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) in the event the Company is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Administrator shall be composed of two or more directors, each of whom is a “Non-Employee Director” (a “Non-Employee Director”) under Rule 16b-3 (as promulgated and interpreted by the Securities and Exchange Commission (the “SEC”) under the 1934 Act, or any successor rule or regulation thereto as in effect from time to time (“Rule 16b-3)), and (iii) the Administrator shall be composed solely of two or more directors who are “independent directors” under the rules of any stock exchange on which the Company’s Common Stock (as defined below) is traded; provided further, however, that, (A) the requirements in the preceding clauses (i) and (ii) shall, in each case, apply only when required to exempt an Award (as defined below) intended to qualify for an exemption under the applicable provisions referenced therein, (B) the requirement in the preceding clause (iii) shall apply only when required pursuant to the applicable rules of the applicable stock exchange and (C) if at any time the Administrator is not so composed as required by the preceding provisions of this sentence, that fact will not invalidate any grant made, or action taken, by the Administrator hereunder that otherwise satisfies the terms of the Plan. Subject to the terms of the Plan, applicable law and the applicable rules and regulations of any stock exchange on which the Common Stock is listed for trading, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have the full power and authority, in its sole and absolute discretion, to: (1) designate the Persons (as defined below) to receive Awards under the Plan; (2) determine the types of Awards granted to a participant under the Plan and designate those Awards which shall constitute Performance Compensation Awards (as defined below); (3) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated with respect to, Awards; (4) determine the terms and conditions of any Awards; (5) determine whether, and to what extent, and under what circumstances, Awards may be settled or exercised in cash, shares, other securities, other Awards or other property, or cancelled, forfeited or suspended, and the methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (6) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the holder thereof or the Administrator; (7) construe, interpret and implement the Plan and any Award Agreement (as defined below); (8) prescribe, amend, rescind or waive rules and regulations relating to the Plan, including rules governing its operation, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (9) establish and administer Performance Goals (as defined below) and certify whether, and to what extent, they have been attained; (10) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement; and (11) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon all Persons.

(b)     General Right of Delegation. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or any charter, by-laws or other agreement governing the Administrator, the Administrator may delegate all or any part of its responsibilities to any Person or Persons selected by it; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the 1934 Act, (ii) any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any of its Subsidiaries who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code, to the extent the Administrator determines that Section 162(m) could be applicable thereto, or (iii) officers of the Company (or directors of the Company) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code, to the extent the Administrator determines that Section 162(m) could be applicable thereto, applicable securities laws (including, without limitation, Rule 16b-3, to the extent applicable), and the rules of any applicable stock exchange. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegatee appointed under this Section 1.2(b) shall serve in such capacity at the pleasure of the Administrator.

(c)     Indemnification. No member of the Board, the Administrator or any officer or employee of the Company or any of its Subsidiaries or Affiliates (each such Person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws (in each case, as amended and/or restated). The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Incorporation or Bylaws (in each case, as amended and/or restated), as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Persons or hold them harmless.

(d)     Delegation of Authority to Senior Officers. The Administrator may, in accordance with and subject to the terms of Section 1.2(b), delegate, on such terms and conditions as it determines, to one or more senior officers of the Company the authority to make grants of Awards to Key Persons who are employees of the Company and its Subsidiaries (including any such prospective employee) or consultants of the Company and its Subsidiaries.

(e)     Awards to Non-Employee Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to Non-Employee Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Administrator herein with respect to such Awards.

1.3.	Persons Eligible for Awards

The Persons eligible to receive Awards under the Plan are those officers, directors, and employees (including any prospective officer or employee) and consultants of the Company and its Subsidiaries (collectively, “Key Persons”) as the Administrator shall select.

1.4.	Types of Awards

Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock, (e) restricted stock units, (f) dividend equivalents, (g) unrestricted stock, (h) other equity-based or equity-related Awards and (i) performance compensation awards that the Administrator determines are consistent with the purposes of the Plan and the interests of the Company, all as more fully set forth in the Plan. The term “Award” means any of the foregoing that are granted under the Plan. No incentive stock option (other than an incentive stock option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted under the Plan to a Person who is not eligible to receive an incentive stock option under the Code.

1.5.	Shares Available for Awards; Adjustments for Changes in Capitalization

(a)     Maximum Number. Subject to adjustment as provided in Section 1.5(c), the aggregate number of shares of common stock of the Company, par value $0.01 (“Common Stock”), with respect to which Awards may at any time be granted under the Plan shall be 4,504,504. The following shares of Common Stock shall again become available for Awards under the Plan: (i) any shares that are subject to an Award under the Plan and that remain unissued upon the cancellation or termination of such Award for any reason whatsoever; (ii) any shares of restricted stock forfeited pursuant to the Plan or the applicable Award Agreement; provided that any dividend equivalent rights with respect to such shares that have not theretofore been directly remitted to the grantee are also forfeited; and (iii) any shares in respect of which an Award is settled for cash without the delivery of shares to the grantee. Any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again become available to be delivered pursuant to Awards under the Plan.

(b)     Source of Shares. Shares issued pursuant to the Plan may be authorized but unissued Common Stock or treasury shares. The Administrator may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

(c)     Adjustments.

(i)     In the event that any dividend or other distribution (whether in the form of cash, Company shares, other securities or other property), stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase or exchange of Company shares or other securities of the Company, issuance of warrants or other rights to purchase Company shares or other securities of the Company, or other similar corporate transaction or event, other than an Equity Restructuring (as defined below), affects the Company shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, including with respect to individual limitations in Sections 1.5(d) and 2.11.

(ii)     The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 1.5(c)(i) or the occurrence of a Change in Control (as defined below), other than an Equity Restructuring) affecting the Company, any of its Affiliates, or the financial statements of the Company or any of its Affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, including providing for (A) adjustment to (1) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price (as defined below) with respect to any Award and (B) a substitution or assumption of Awards, accelerating the exercisability or vesting of, or lapse of restrictions on, Awards, or accelerating the termination of Awards by providing for a period of time for exercise prior to the occurrence of such event, or, if deemed appropriate or desirable, providing for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award (it being understood that, in such event, any option or stock appreciation right having a per share Exercise Price equal to, or in excess of, the Fair Market Value (as defined below) of a share subject to such option or stock appreciation right may be cancelled and terminated without any payment or consideration therefor); provided, however, in each case that with respect to Awards of incentive stock options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b) of the Code or any successor provision thereto; and, provided further, however, that with respect to options and stock appreciation rights, unless otherwise determined by the Administrator, such adjustment shall be made in accordance with the provisions of Section 424(h) of the Code.

(iii)     In the event of (A) a Change in Control, (B) a dissolution or liquidation of the Company, (C) a sale of all or substantially all the Company’s assets or (D) a merger, reorganization or consolidation involving the Company or one of its Subsidiaries, the Administrator shall have the power to:

(1)     provide that outstanding options, stock appreciation rights, restricted stock units (including any related dividend equivalent right) and/or other Awards granted under the Plan shall either continue in effect, be assumed or an equivalent award shall be substituted therefor by the successor corporation or a parent corporation or subsidiary corporation; provided, that, a grantee who incurs a termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board for any reason, other than a termination or dismissal “for Cause”, or a grantee who resigns for “Good Reason” (as defined in the Award Agreement or in an applicable employment agreement between the Company and the grantee), concurrent with or within one year following the Change in Control, may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the Award on the date of his or her termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board (after taking into account any accelerated vesting as determined by the Administrator), until the earlier of (A) the original expiration date of the Award and (B)  the later of (x) the date provided for under the terms of Section 2.4 without reference to this Section 1.5(c)(iii)(1) and (y) the date provided for under the applicable Award Agreement;

(2)     cancel, effective immediately prior to the occurrence of such event, options, stock appreciation rights, restricted stock units (including each dividend equivalent right related thereto) and/or other Awards granted under the Plan outstanding immediately prior to such event (whether or not then vested or exercisable) and, in full consideration of such cancellation, pay to the holder of such Award a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the shares subject to such Award (or the value of such Award, as determined by the Administrator, if not based on the Fair Market Value of shares) over the aggregate Exercise Price of such Award (or the grant price of such Award, if any, if applicable)(it being understood that, in such event, any option or stock appreciation right having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share subject to such option or stock appreciation right may be cancelled and terminated without any payment or consideration therefor); or

(3)     notify the holder of an option or stock appreciation right in writing or electronically that each option and stock appreciation right shall be fully vested and exercisable for a period of 30 days from the date of such notice, or such shorter period as the Administrator may determine to be reasonable, and the option or stock appreciation right shall terminate upon the expiration of such period (which period shall expire no later than immediately prior to the consummation of the corporate transaction).

(iv)     In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in the preceding provisions of this Section 1.5(c):

(A)     The number and type of securities or other property subject to each outstanding Award and the Exercise Price or grant price thereof, if applicable, shall be equitably adjusted;

(B)     The Administrator shall make such equitable adjustments, if any, as the Administrator may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations set forth in Sections 1.5(a) and 1.5(d)). The adjustments provided under this Section 1.5(c)(iv) shall be nondiscretionary and shall be final and binding on the affected participant and the Company.

(v)     Notwithstanding anything to the contrary in this Plan or in any Award Agreement, no dividends will be paid on any Awards as a result of any dividends paid on the Common Stock from the proceeds of the Company’s New Exit Financing Facility (as defined in the Company’s Chapter 11 Plan of Reorganization).

(d)     Individual Limit. Except for the limits set forth in this Section 1.5(d) and Section 2.11(f)(vi), as applicable, no provision of this Plan shall be deemed to limit the number or value of shares of Common Stock with respect to which the Administrator may make Awards to any Key Person. Subject to adjustment as provided in Section 1.5(c), (i) the total number of shares of Common Stock with respect to which Awards may be granted under the Plan to any one employee of the Company and its Subsidiaries during any one calendar year shall not exceed 3,000,000, (ii) the total number of shares of Common Stock with respect to which Awards may be granted under the Plan in the form of options and stock appreciation rights to any one employee of the Company and its Subsidiaries during any one calendar year shall not exceed 3,000,000, (iii) the total number of shares of Common Stock with respect to which incentive stock options may be granted under the Plan to any one employee of the Company or a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company during any one calendar year shall not exceed 3,000,000, and (iv) the total number of shares of Common Stock with respect to which Awards may be granted under the Plan to any Non-Employee Director during any one calendar year shall not exceed 500,000; provided, however, that notwithstanding the foregoing, the provisions of the preceding clauses (i) and (ii) shall not apply unless the Administrator determines that compliance with Section 162(m) of the Code is necessary.

1.6.	Definitions of Certain Terms

(a)     “Affiliate” shall mean, with respect to any Person, any other Person (directly or indirectly) controlling, controlled by or under common control with such Person or any other Person designated by the Administrator in which any Person has an interest.

(b)     “Change in Control” shall mean the occurrence of any of the following events: (A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 50% of the then voting power; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (C) below; (B) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (C) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the voting power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination of the securities representing the voting power, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; provided, however, that for each Award subject to Section 409A of the Code and for which a Change in Control is a payment date, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code, provided that such limitation shall apply to such Award only to the extent necessary to avoid adverse tax effects under Section 409A of the Code.

(c)     “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, reverse stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price thereof and causes a change in the per share value of the shares underlying outstanding Awards.

(d)     “Exercise Price” shall mean (i) in the case of options, the price specified in the applicable Award Agreement as the price-per-share at which such share can be purchased pursuant to the option or (ii) in the case of stock appreciation rights, the price specified in the applicable Award Agreement as the reference price-per-share used to calculate the amount payable to the grantee.

(e)     The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the Nasdaq Stock Market, or such other primary stock exchange upon which shares are then listed, as reported for such day in The Wall Street Journal (or, if not reported in The Wall Street Journal, such other reliable source as the Administrator may determine), or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence for the next preceding trading day. Notwithstanding the foregoing, if there is no reported closing price or high bid/low asked price that satisfies the preceding sentences, or if otherwise deemed necessary or appropriate by the Administrator, the Fair Market Value of a share of Common Stock on any day shall be determined by such methods and procedures as shall be established from time to time by the Administrator. The “Fair Market Value” of any property other than Common Stock shall be the fair market value of such property determined by such methods and procedures as shall be established from time to time by the Administrator.

(f)     Unless otherwise set forth in the applicable Award Agreement, in connection with a termination of employment or consultancy relationship or a dismissal from Board membership, for purposes of the Plan, the term “for Cause” shall be defined as follows:

(i)     if there is an employment, severance, consulting, change in control or other agreement governing the relationship between the grantee, on the one hand, and the Company or a Subsidiary, on the other hand, that contains a definition of “cause” (or similar phrase), for purposes of the Plan, the term “for Cause” shall mean those acts or omissions that would constitute “cause” under such agreement; or

(ii)     if the preceding clause (i) is not applicable to the grantee, for purposes of the Plan, the term “for Cause” shall mean any of the following:

(A)     any failure by the grantee substantially to perform the grantee’s employment or consulting or Board membership duties;

(B)     any excessive unauthorized absenteeism by the grantee;

(C)     any refusal by the grantee to obey the lawful orders of the Board or any other Person to whom the grantee reports;

(D)     any act or omission by the grantee that is or may be injurious to the Company or any of its Affiliates, whether monetarily, reputationally or otherwise;

(E)     any act by the grantee that is inconsistent with the best interests of the Company or any of its Affiliates;

(F)     the grantee’s gross negligence that is injurious to the Company or any of its Affiliates, whether monetarily, reputationally or otherwise;

(G)     the grantee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

(H)     the grantee’s material breach of his or her employment or service contract with the Company or any of its Affiliates;

(I)     the grantee’s unauthorized (1) removal from the premises of the Company or any of its Affiliates of any document (in any medium or form) relating to the Company or any of its Affiliates or the customers or clients of the Company or any of its Affiliates or (2) disclosure to any Person of any of the Company’s, or any of its Affiliates’, confidential or proprietary information;

(J)     the grantee’s being convicted of, or entering a plea of guilty or nolo contendere to, any crime that constitutes a felony or involves moral turpitude; and

(K)     the grantee’s commission of any act involving dishonesty or fraud.

Any rights the Company or any of its Affiliates may have under the Plan in respect of the events giving rise to a termination or dismissal “for Cause” shall be in addition to any other rights the Company or any of its Affiliates may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment, consultancy relationship or Board membership is (or is deemed to have been) terminated “for Cause” shall be made by the Administrator or, if such a definition is contained in an employment, severance, consulting, change in control or other agreement governing the relationship between the grantee, on the one hand, and the Company or a Subsidiary, on the other hand, then the process for determining “Cause” under such agreement shall govern.

(g)     The term “incentive stock option” shall mean an option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement. Any option that is not specifically designated as an incentive stock option in the applicable Award Agreement shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”

(h)     Unless otherwise set forth in the applicable Award Agreement, “Disability” shall mean the grantee’s being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the grantee’s, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the grantee’s employer. The existence of a Disability shall be determined by the Administrator.

(i)     “Performance Compensation Award” shall mean any Award designated by the Administrator as a Performance Compensation Award pursuant to Section 2.11 of the Plan.

(j)     “Performance Criteria” shall mean the criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(k)     “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Plan participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(l)     “Performance Goal” shall mean, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria.

(m)     “Performance Period” shall mean the one or more periods of time as the Administrator may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Plan participant’s right to and the payment of a Performance Compensation Award.

(n)      “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(o)     “Repricing” shall mean (i) lowering the Exercise Price of an option or a stock appreciation right after it has been granted, (ii) the cancellation of an option or a stock appreciation right in exchange for cash or another Award when the Exercise Price exceeds the Fair Market Value of the underlying shares subject to the Award and (iii) any other action with respect to an option or a stock appreciation right that is treated as a repricing under (A) generally accepted accounting principles or (B) any applicable stock exchange rules.

(p)     “Subsidiary” shall mean any entity in which the Company, directly or indirectly, has a 50% or more equity interest.

ARTICLE II.
Awards Under The Plan

2.1.	Agreements Evidencing Awards

Each Award granted under the Plan shall be evidenced by a written certificate (“Award Agreement”), which shall contain such provisions as the Administrator may deem necessary or desirable and which may, but need not, require execution or acknowledgment by a grantee. The Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2.	Grant of Stock Options and Stock Appreciation Rights

(a)     Stock Option Grants. The Administrator may grant stock options (“options”) to purchase shares of Common Stock from the Company to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine, subject to the provisions of the Plan. The Administrator shall determine whether the option will be an incentive stock option or a nonqualified stock option for purposes of the Code. Incentive stock options may be granted to employees of the Company and any “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company. In the case of incentive stock options, the terms and conditions of such Awards shall be subject to such applicable rules as may be prescribed by Sections 421, 422 and 424 of the Code and any regulations related thereto, as may be amended from time to time. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option for purposes of Section 422 of the Code, then, to the extent of such non-qualification, such option (or portion thereof) shall be regarded as a non-qualified stock option appropriately granted under the Plan; provided that such option (or portion thereof) otherwise complies with the Plan’s requirements relating to non-qualified stock options. It shall be the intent of the Administrator to not grant an Award in the form of stock options to any Key Person who is then subject to the requirements of Section 409A of the Code with respect to such Award if the Common Stock underlying such Award does not then qualify as “service recipient stock” for purposes of Section 409A. Furthermore, it shall be the intent of the Administrator, in granting options to Key Persons who are subject to Section 409A and/or 457 of the Code, to structure such options so as to comply with the requirements of Section 409A and/or 457 of the Code, as applicable.

(b)     Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Administrator may grant stock appreciation rights to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a payment upon the happening of a specified event that is outside the control of the grantee and that it shall not be otherwise exercisable. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. It shall be the intent of the Administrator to not grant an Award in the form of stock appreciation rights to any Key Person (i) who is then subject to the requirements of Section 409A of the Code with respect to such Award if the Common Stock underlying such Award does not then qualify as “service recipient stock” for purposes of Section 409A or (ii) if such Award would create adverse tax consequences for such Key Person under Section 457A of the Code. Furthermore, it shall be the intent of the Administrator, in granting stock appreciation rights to Key Persons who are subject to Section 409A and/or 457 of the Code, to structure such options so as to comply with the requirements of Section 409A and/or 457 of the Code, to the extent applicable.

(c)     Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the Exercise Price of the stock appreciation right, multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Each Award Agreement with respect to a stock appreciation right shall set forth the Exercise Price of such Award and, unless otherwise specifically provided in the Award Agreement, the Exercise Price of a stock appreciation right shall equal the Fair Market Value of a share of Common Stock on the date of grant; provided that in no event may such Exercise Price be less than the greater of (A) the Fair Market Value of a share of Common Stock on the date of grant and (B) the par value of a share of Common Stock. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or any combination of both, all as the Administrator shall determine. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)     Option Exercise Price. Each Award Agreement with respect to an option shall set forth the Exercise Price of such Award and, unless otherwise specifically provided in the Award Agreement, the Exercise Price of an option shall equal the Fair Market Value of a share of Common Stock on the date of grant; provided that in no event may such Exercise Price be less than the greater of (i) the Fair Market Value of a share of Common Stock on the date of grant and (ii) the par value of a share of Common Stock.

2.3.	Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II and the Plan, each option and stock appreciation right granted under the Plan shall be exercisable as follows:

(a)     Timing and Extent of Exercise. Options and stock appreciation rights shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the corresponding Award Agreement, but in no event shall any portion of such Award be exercisable subsequent to the seventh anniversary of the date on which such Award was granted. Unless the applicable Award Agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable.

(b)     Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “Exchange Agent”), on such form and in such manner as the Administrator shall prescribe.

(c)     Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its Exchange Agent) for the full option Exercise Price; (ii) as provided in the applicable Award Agreement or with the consent of the Administrator, which consent shall be given or withheld in the sole discretion of the Administrator, by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option Exercise Price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its Exchange Agent) for any remaining portion of the full option Exercise Price; or (iii) as provided in the applicable Award Agreement or at the sole discretion of the Administrator and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Administrator may from time to time prescribe (whether directly or indirectly through the Exchange Agent), or by any combination of the foregoing payment methods.

(d)     Delivery of Certificates Upon Exercise. Subject to Sections 3.2, 3.4 and 3.13, promptly after receiving payment of the full option Exercise Price, or after receiving notice of the exercise of a stock appreciation right for which the Administrator determines payment will be made partly or entirely in shares, the Company or its Exchange Agent shall (i) deliver to the grantee, or to such other Person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised or, in the case of stock appreciation rights, for which the Administrator determines will be made in shares or (ii) establish an account evidencing ownership of the stock in uncertificated form. If the method of payment employed upon an option exercise so requires, and if applicable law permits, an optionee may direct the Company or its Exchange Agent, as the case may be, to deliver the stock certificate(s) to the optionee’s stockbroker.

(e)     No Stockholder Rights. No grantee of an option or stock appreciation right (or other Person having the right to exercise such Award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such Person for such shares. Except as otherwise provided in Section 1.5(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.4.	Termination of Employment/Service; Death Subsequent to a Termination of Employment/Service

(a)     General Rule. Except to the extent otherwise provided in the applicable Award Agreement or except to the extent otherwise provided in paragraphs (b), (c), (d), (e) or (f) of this Section 2.4, each outstanding option or stock appreciation right held by a grantee who incurs a termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board shall, to the extent not then vested and exercisable, be immediately forfeited, and, to the extent vested and exercisable may be exercised within 90 days after termination of employment or consultancy relationship or dismissal from the Board, but in no event after the original expiration date of the Award; it being understood that then outstanding options and stock appreciation rights shall not be affected by a change of employment or consultancy/service relationship with the Company and its Subsidiaries so long as the grantee continues to be a director, officer or employee of, or a consultant to, the Company or any of its Subsidiaries.

(b)     Dismissal “for Cause”. If a grantee incurs a termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board, in either case “for Cause”, all options and stock appreciation rights not theretofore exercised, whether or not vested, shall immediately terminate upon such termination of employment or consultancy relationship or dismissal from the Board.

(c)     Retirement. If a grantee incurs a termination of employment with the Company and its Subsidiaries as the result of his or her retirement (as defined below), then any outstanding option or stock appreciation right shall immediately become exercisable at the time of such retirement and shall remain exercisable for a period of three years after such retirement; provided that in no event may such option or stock appreciation right be exercised following the original expiration date of the Award. For purposes of the Plan, unless otherwise set forth in the applicable Award Agreement, “retirement” shall mean a grantee’s resignation of employment with the Company and its Subsidiaries, with the Company’s or its applicable Subsidiary’s prior consent, on or after (i) his or her 65th birthday, (ii) the date on which he or she has attained age 60 and completed at least five years of service with the Company and its Subsidiaries (using any method of calculation the Administrator deems appropriate) or (iii) if approved by the Administrator, on or after his or her having completed at least 20 years of service with the Company and its Subsidiaries (using any method of calculation the Administrator deems appropriate).

(d)     Disability. If a grantee incurs a termination of employment or consultancy relationship with the Company and its Subsidiaries or a dismissal from the Board by reason of a Disability, then any outstanding option or stock appreciation right shall immediately become vested and exercisable at the time of such termination as though the grantee had remained employed with the Company for an additional year, and remain exercisable for a period of one year after such termination; provided that in no event may such option or stock appreciation right be exercised following the original expiration date of the Award.

(e)     Death.

(i)     Termination of Employment/Service as a Result of Grantee’s Death. If a grantee incurs a termination of employment or consultancy relationship with the Company and its Subsidiaries or leaves the Board as the result of his or her death, then any outstanding option or stock appreciation right shall immediately become vested and exercisable at the time of such termination as though the grantee had remained employed with the Company for an additional year, and shall remain exercisable for a period of one year after such death; provided that in no event may such option or stock appreciation right be exercised following the original expiration date of the Award.

(ii)     Restrictions on Exercise Following Death. Any such exercise of an Award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Administrator, unless the grantee’s will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any Award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the grantee.

(f)     Administrator Discretion. The Administrator may, in writing, waive or modify the application of the foregoing provisions of this Section 2.4, it being understood that any such action shall be subject to the provisions in Section 3.1(c) requiring consent of the grantee (or, upon the grantee’s death, the Person having the right to exercise the Award) to the extent such action would materially impair the rights or materially increase the obligations of the grantee under then outstanding options or stock appreciation rights.

2.5.	Transferability of Options and Stock Appreciation Rights

Except as otherwise specifically provided in this Plan or the applicable Award Agreement evidencing an option or stock appreciation right, during the lifetime of a grantee, each such Award granted to a grantee shall be exercisable only by the grantee, and no such Award may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or by the laws of descent and distribution. The Administrator may, in any applicable Award Agreement evidencing an option or stock appreciation right, permit a grantee to transfer all or some of the options or stock appreciation rights to (a) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members or (c) other parties approved by the Administrator. Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

2.6.	Grant of Restricted Stock

(a)     Restricted Stock Grants. The Administrator may grant restricted shares of Common Stock to such Key Persons, in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions as the Administrator shall determine, subject to the provisions of the Plan. A grantee of a restricted stock Award shall have no rights with respect to such Award unless such grantee accepts the Award within such period as the Administrator shall specify by accepting delivery of a restricted stock Award Agreement in such form as the Administrator shall determine.

(b)     Issuance of Stock Certificate. Promptly after a grantee accepts a restricted stock Award in accordance with Section 2.6(a), subject to Sections 3.2, 3.4 and 3.13, the Company or its Exchange Agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the Award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificates, or establishment of such account, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provisions described in the Plan (including paragraphs (d) and (e) of this Section 2.6); (ii) a requirement, as set forth in the Award Agreement, that any dividends paid on such shares shall be held in escrow and, unless otherwise determined by the Administrator, shall remain forfeitable until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Award Agreement.

(c)     Custody of Stock Certificate. Unless the Administrator shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company (or such other custodian as may be designated by the Administrator) until such shares are free of any restrictions specified in the applicable Award Agreement. The Administrator may direct that such stock certificates bear a legend setting forth the applicable restrictions on transferability.

(d)     Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to the lapsing of all restrictions thereon, except as otherwise specifically provided in this Plan or the applicable Award Agreement. The Administrator at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

(e)     Consequence of Termination of Employment/Service. Unless otherwise set forth in the applicable Award Agreement, (i) a grantee’s termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board for any reason other than death, Disability or a termination of employment without Cause shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment or consultancy relationship or dismissal from the Board and (ii) if a grantee incurs a termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board without Cause or as the result of his or her death or Disability, those shares of restricted stock that have not yet vested as of the date of such termination or departure from the Board but that would have vested had the grantee remained employed for an additional year, shall immediately vest as of such date; it being understood that then outstanding restricted stock Awards shall not be affected by a change of employment or consultancy/service relationship with the Company and its Subsidiaries so long as the grantee continues to be a director, officer or employee of, or a consultant to, the Company or any of its Subsidiaries. Unless otherwise determined by the Administrator, all dividends paid on shares forfeited under this Section 2.6(e) that have not theretofore been directly remitted to the grantee shall also be forfeited, whether by termination of any escrow arrangement under which such dividends are held or otherwise. The Administrator may, in writing, waive or modify the application of the foregoing provisions of this Section 2.6(e) , it being understood that any such action shall be subject to the provisions in Section 3.1(c) requiring consent of the grantee (or, upon the grantee’s death, the Person having the right to exercise the Award) to the extent such action would materially impair the rights or materially increase the obligations of the grantee under then outstanding restricted stock Awards.

2.7.	Grant of Restricted Stock Units

(a)     Restricted Stock Unit Grants. The Administrator may grant restricted stock units to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine, subject to the provisions of the Plan. A restricted stock unit granted under the Plan shall confer upon the grantee a right to receive from the Company, conditioned upon the occurrence of such vesting event as shall be determined by the Administrator and specified in the Award Agreement, the number of such grantee’s restricted stock units that vest upon the occurrence of such vesting event multiplied by the Fair Market Value of a share of Common Stock on the date of vesting. Payment upon vesting of a restricted stock unit shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of vesting) or both, all as the Administrator shall determine, and such payments shall be made to the grantee at such time as provided in the Award Agreement, which the Administrator shall intend to be (i) if Section 409A of the Code is applicable to the grantee, within the period required by Section 409A such that it qualifies as a “short-term deferral” pursuant to Section 409A and the Treasury Regulations issued thereunder, unless the Administrator shall provide for deferral of the Award intended to comply with Section 409A, (ii) if Section 457A of the Code is applicable to the grantee, within the period required by Section 457A(d)(3)(B) such that it qualifies for the exemption thereunder, or (iii) if Sections 409A and 457A of the Code are not applicable to the grantee, at such time as determined by the Administrator.

(b)     Dividend Equivalents. The Administrator may include in any Award Agreement with respect to a restricted stock unit a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unvested, and/or, if payment of the vested Award is deferred, during the period of such deferral following such vesting event, on the shares of Common Stock underlying such Award if such shares were then outstanding. In the event such a provision is included in a Award Agreement, the Administrator shall determine whether such payments shall be (i) paid to the holder of the Award, as specified in the Award Agreement, either (A) at the same time as the underlying dividends are paid, regardless of the fact that the restricted stock unit has not theretofore vested, (B) at the time at which the Award’s vesting event occurs, conditioned upon the occurrence of the vesting event, (C) once the Award has vested, at the same time as the underlying dividends are paid, regardless of the fact that payment of the vested restricted stock unit has been deferred, and/or (D) at the time at which the corresponding vested restricted stock units are paid, (ii) made in cash, shares of Common Stock or other property and (iii) subject to such other vesting and forfeiture provisions and other terms and conditions as the Administrator shall deem appropriate and as shall be set forth in the Award Agreement.

(c)     Consequence of Termination of Employment/Service. Unless otherwise set forth in the applicable Award Agreement, (i) a grantee’s termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board for any reason other than death, Disability or a termination of employment without Cause shall cause the immediate forfeiture of all restricted stock units that have not yet vested as of the date of such termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board and (ii) if a grantee incurs a termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board without Cause or as the result of his or her death or Disability, those restricted stock units that have not yet vested as of the date of such termination or departure from the Board but that would have vested had such grantee remained employed for an additional year, shall immediately vest as of such date; it being understood that then outstanding restricted stock units shall not be affected by a change of employment or consultancy relationship with the Company and its Subsidiaries so long as the grantee continues to be a director, officer or employee of, or a consultant to, the Company or any of its Subsidiaries. Unless otherwise determined by the Administrator, any dividend equivalent rights on any restricted stock units forfeited under this Section 2.7(c) that have not theretofore been directly remitted to the grantee shall also be forfeited, whether by termination of any escrow arrangement under which such dividends are held or otherwise. The Administrator may, in writing, waive or modify the application of the foregoing provisions of this Section 2.7(c), it being understood that any such action shall be subject to the provisions in Section 3.1(c) requiring consent of the grantee (or, upon the grantee’s death, the Person having the right to exercise the Award) to the extent such action would materially impair the rights or materially increase the obligations of the grantee under then outstanding restricted stock units.

(d)     No Stockholder Rights. No grantee of a restricted stock unit shall have any of the rights of a stockholder of the Company with respect to such Award unless and until a stock certificate is issued with respect to such Award upon the vesting of such Award (it being understood that the Administrator shall determine whether to pay any vested restricted stock unit in the form of cash or Company shares or both), which issuance shall be subject to Sections 3.2, 3.4 and 3.13. Except as otherwise provided in Section 1.5(c), no adjustment to any restricted stock unit shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate, if any, is issued.

(e)     Transferability of Restricted Stock Units. Except as otherwise specifically provided in this Plan or the applicable Award Agreement evidencing a restricted stock unit, no restricted stock unit granted under the Plan may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or by the laws of descent and distribution. The Administrator may, in any applicable Award Agreement evidencing a restricted stock unit, permit a grantee to transfer all or some of the restricted stock units to (i) the grantee’s Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) other parties approved by the Administrator. Following any such transfer, any transferred restricted stock units shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

2.8.	Grant of Unrestricted Stock

The Administrator may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan to such Key Persons and in such amounts and subject to such forfeiture provisions as the Administrator shall determine. Shares may be thus granted or sold in respect of past services or other valid consideration.

2.9.	Other Stock-Based Awards

Subject to the provisions of the Plan (including, without limitation, Section 3.15), the Administrator shall have the sole and complete authority to grant to Key Persons other equity-based or equity-related Awards in such amounts and subject to such terms and conditions as the Administrator shall determine; provided that any such Awards must comply with applicable law and, to the extent deemed desirable by the Administrator, Rule 16b-3.

2.10.	Dividend Equivalents

Subject to the provisions of the Plan (including, without limitation, Section 3.15), in the discretion of the Administrator, an Award, other than an option or stock appreciation right, may provide the Award recipient with dividends or dividend equivalents, payable in cash, shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Administrator, including, without limitation, payment directly to the Award recipient, withholding of such amounts by the Company subject to vesting of the Award, or reinvestment in additional shares, restricted shares or other Awards.

2.11.	Performance Compensation Awards

(a)     General. The Administrator shall have the authority, at the time of grant of any Award, to designate such Award (other than options and stock appreciation rights) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code. Options and stock appreciation rights granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 2.11.

(b)     Eligibility. The Administrator will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Key Persons will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Key Person eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Key Person to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Key Person becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 2.11. Moreover, designation of a Key Person eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Key Person eligible to receive an Award hereunder in any subsequent Performance Period and designation of one Person as a Key Person eligible to receive an Award hereunder shall not require designation of any other Person as a Key Person eligible to receive an Award hereunder in such period or in any other period.

(c)     Discretion of Administrator with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Administrator shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Administrator shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(d)     Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (i) net income before or after taxes, (ii) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (iii) operating income, (iv) earnings per share, (v) return on shareholders’ equity, (vi) return on investment, (vii) return on assets, (viii) level or amount of acquisitions, (ix) share price, (x) profitability/profit margins, (xi) market share, (xii) revenues or sales (based on units and/or dollars), (xiii) costs, (xiv) cash flow, (xv) working capital, (xvi) objective measures of customer satisfaction, (xvii) objective measures of employee satisfaction, (xviii) expense levels and expense ratios, (xix) gross margin and gross margin ratios, (xx) employee turnover, (xxi) implementation of systems, (xxii) completion of projects, (xxiii) level or amount of divestitures, (xxiv) objective goals related to capitalization or restructuring of the balance sheet and (xxv) objective goals related to management or expense restructuring. The Performance Criteria may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Administrator shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(e)     Performance Goals. The Administrator is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Key Person for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(f)     Payment of Performance Compensation Awards.

(i)     Condition to Receipt of Payment. An Award recipient must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Administrator, Performance Compensation Awards may be paid to Award recipients who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of an Award recipient who died prior to the last day of a Performance Period, but not unless and until the Administrator has certified attainment of the relevant Performance Goal(s) in accordance with Section 2.11(f)(iii).

(ii)     Limitation. An Award recipient shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (A) the Performance Goal(s) for such period are achieved and certified by the Administrator in accordance with Section 2.11(f)(iii) and (B) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Award recipient’s Performance Compensation Award has been earned for the Performance Period.

(iii)     Certification. Following the completion of a Performance Period, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Administrator shall then determine the actual size of each Award recipient’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 2.11.

(iv)     Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Administrator may reserve in the applicable Award Agreement the ability to reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period.

(v)     Timing of Award Payments. The Performance Compensation Awards granted for a Performance Period shall be paid to Award recipients as soon as administratively possible following completion of the certifications required by Section 2.11, but in any event within the period required by Section 409A of the Code such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury regulations, unless the Administrator shall determine that any Performance Compensation Award shall be deferred in compliance with Section 409A of the Code.

(vi)     Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award that may be granted to any one Key Person under the Plan in any fiscal year of the Company is 500,000 shares of Common Stock or, in the event the Performance Compensation Award is paid in cash, other securities, other Awards or other property, the equivalent cash value of 500,000 shares of Common Stock on the first day of the Performance Period to which such Award relates, in each case subject to adjustment as provided in Section 1.5(c). Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase in a manner prohibited by Section 162(m) of the Code.

(vii)     Discretion. In no event shall any discretionary authority granted to the Administrator by the Plan be used to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (B) increase a Performance Compensation Award for any Key Person at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (C) increase a Performance Compensation Award above the maximum amount payable under Sections 1.5(a), 1.5(d) or 2.11 of the Plan.

ARTICLE III.
Miscellaneous

3.1.	Amendment of the Plan; Modification of Awards

(a)     Amendment of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any Award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the Person having the rights to the Award).

(b)     Stockholder Approval Requirement. Stockholder approval shall be required with respect to any amendment to the Plan that (i) expands the types of Awards available under the Plan (provided such approval shall not be required if the Company is a “foreign private issuer”, as defined in the rules of the SEC, or to the extent the Administrator determines that compliance with Section 162(m) of the Code would not be necessary), (ii) increases the number of shares which may be issued under the Plan (in the aggregate or to any individual), except as permitted pursuant to Section 1.5(c), (iii) expands the eligibility requirements of Persons eligible to receive Awards under the Plan, (iv) extends the term of the Plan or (v) is otherwise necessary to comply with any tax or regulatory requirement applicable to the Plan.

(c)     Modification of Awards. The Administrator also may amend any outstanding Award Agreement in any manner, including, without limitation, by amendment which would: (i) cancel an Award, (ii) accelerate the time or times at which the Award becomes unrestricted, vested or may be exercised; (iii) waive or amend any goals, restrictions or conditions set forth in the Award Agreement; or (iv) waive or amend the operation of Sections 2.4, 2.6(e) or 2.7(c) with respect to the termination of the Award upon termination of employment or consultancy relationship with the Company and its Subsidiaries or dismissal from the Board; provided, however, that no such amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Award. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding Award shall be made only with the consent of the grantee (or, upon the grantee’s death, the Person having the right to exercise the Award). In making any modification to an Award, the Administrator may consider the implications, if any, of such modification under the Code with respect to incentive stock options granted under the Plan and/or Sections 409A and 457A of the Code.

(d)     Repricing. The Board and/or the Administrator shall be permitted and authorized to modify or amend the Plan and/or any Awards granted under the Plan, or to take any other action, that results in a Repricing of then-outstanding Awards, provided that Repricing of options and stock appreciation rights granted under the Plan shall not be permitted to the extent such action could cause adverse tax consequences to the grantee under Sections 409A or 457A of the Code, to the extent applicable.

3.2.	Consent Requirement

(a)     No Plan Action Without Required Consent. If the Administrator shall at any time determine that any Consent (as defined below) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Administrator.

(b)     Consent Defined. The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Administrator shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3.	Nonassignability

Except as provided in Sections 2.4(e), 2.5, 2.6(d) or 2.7(e), (a) no Award or right granted to any Person under the Plan or under any Award Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution and (b) all rights granted under the Plan or any Award Agreement shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative or the grantee’s permissible successors or assigns (as authorized and determined by the Administrator). All terms and conditions of the Plan and the applicable Award Agreements will be binding upon any permitted successors or assigns.

3.4.	Taxes

(a)     Withholding. A grantee or other Award holder under the Plan shall be required to pay, in cash, to the Company, and the Company and its Affiliates shall have the right and are hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to such grantee or other Award holder, the amount of any applicable withholding taxes in respect of an Award, its grant, its exercise, its vesting, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for payment of such taxes. Whenever shares of Common Stock are to be delivered pursuant to an Award under the Plan, with the approval of the Administrator or as provided in the applicable Award Agreement, which the Administrator shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of minimum tax required to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award as may be approved by the Administrator in its sole discretion.

(b)     Liability for Taxes. Grantees and holders of Awards are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including, without limitation, any taxes arising under Sections 409A and 457A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any such Person harmless from any or all of such taxes. The Administrator shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or, notwithstanding anything to the contrary in the Plan or any Award Agreement, to unilaterally modify any Award in a manner that (i) conforms with the requirements of Sections 409A and 457A of the Code (to the extent applicable), (ii) voids any participant election to the extent it would violate Section 409A or 457A of the Code (to the extent applicable) and (iii) for any distribution event or election that could be expected to violate Section 409A of the Code, make the distribution only upon the earliest of the first to occur of a “permissible distribution event” within the meaning of Section 409A of the Code or a distribution event that the participant elects in accordance with Section 409A of the Code. The Administrator shall have the sole discretion to interpret the requirements of the Code, including, without limitation, Sections 409A and 457A, for purposes of the Plan and all Awards.

3.5.	Operation and Conduct of Business

Nothing in the Plan or any Award Agreement shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action with respect to the operation and conduct of their business that they deem appropriate or in their best interests, including any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the capital structure of the Company or any of its Affiliates, any merger or consolidation of the Company or any of its Affiliates, any issuance of Company shares or other securities or subscription rights, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities or rights thereof, any dissolution or liquidation of the Company or any of its Affiliates, any sale or transfer of all or any part of the assets or business of the Company or any of its Affiliates, or any other corporate act or proceeding, whether of a similar character or otherwise.

3.6.	No Rights to Awards

No Key Person or other Person shall have any claim to be granted any Award under the Plan.

3.7.	Right of Discharge Reserved

Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continue his or her employment with the Company or any of its Affiliates, his or her consultancy relationship with the Company or any of its Affiliates, or his or her position as a director of the Company or any of its Affiliates, or affect any right that the Company or any of its Affiliates may have to terminate such employment or consultancy relationship or service as a director.

3.8.	Non-Uniform Determinations

The Administrator’s determinations and the treatment of Key Persons and grantees and their beneficiaries under the Plan need not be uniform and may be made and determined by the Administrator selectively among Persons who receive, or who are eligible to receive, Awards under the Plan (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to (a) the Persons to receive Awards under the Plan, (b) the types of Awards granted under the Plan, (c) the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated with respect to, Awards and (d) the terms and conditions of Awards.

3.9.	Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any Person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.10.	Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.11.	Effective Date and Term of Plan

(a)     Adoption; Stockholder Approval. The Plan was implemented pursuant to the Company’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code which was confirmed by the United States Bankruptcy Court for the Southern District of New York by its order dated September 22, 2014 and became effective October 15, 2014. The Board may, but need not, make the granting of any Awards under the Plan subject to the approval of the Company’s stockholders.

(b)     Termination of Plan. The Board may terminate the Plan at any time. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements. No Awards may be granted under the Plan following the tenth anniversary of the date on which the Plan was adopted by the Board.

3.12.	Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law. Notwithstanding anything to the contrary in the Plan or any Award Agreement, at the time of the exercise of any Award, at the time of vesting of any Award, at the time of payment of shares of Common Stock in exchange for, or in cancellation of, any Award, or at the time of grant of any unrestricted shares under the Plan, the Company and the Administrator may, if either shall deem it necessary or advisable for any reason, require the holder of an Award (a) to represent in writing to the Company that it is the Award holder’s then-intention to acquire the shares with respect to which the Award is granted for investment and not with a view to the distribution thereof or (b) to postpone the date of exercise until such time as the Company has available for delivery to the Award holder a prospectus meeting the requirements of all applicable securities laws; provided, that, any postponement shall extend the term during which any options or stock appreciation rights may be exercised beyond the seventh anniversary, but in no case will such extension go beyond the tenth anniversary of the date of grant of any such options or stock appreciation rights; and no shares shall be issued or transferred in connection with any Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Company and the Administrator. The Company and the Administrator shall have the right to condition any issuance of shares to any Award holder hereunder on such Person’s undertaking in writing to comply with such restrictions on the subsequent transfer of such shares as the Company or the Administrator shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and all share certificates delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Company or the Administrator may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, any stock exchange upon which such shares are listed, and any applicable securities or other laws, and certificates representing such shares may contain a legend to reflect any such restrictions. The Administrator may refuse to issue or transfer any shares or other consideration under an Award if it determines that the issuance or transfer of such shares or other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the 1934 Act, and any payment tendered to the Company by a grantee or other Award holder in connection with the exercise of such Award shall be promptly refunded to the relevant grantee or other Award holder. Without limiting the generality of the foregoing, no Award granted under the Plan shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Administrator has determined that any such offer, if made, would be in compliance with all applicable requirements of any applicable securities laws.

3.13.	Requirement of Notification of Election Under Section 83(b) of the Code or Upon Disqualifying Disposition Under Section 421(b) of the Code

(a)     Notification of Election Under Section 83(b) of the Code. If an Award recipient, in connection with the acquisition of Company shares under the Plan, makes an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code), the grantee shall notify the Administrator of such election within ten days of filing notice of the election with the U.S. Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

(b)     Notification of Disqualifying Disposition of Incentive Stock Options. If an Award recipient shall make any disposition of Company shares delivered pursuant to the exercise of an incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, the grantee shall notify the Company of such disposition within ten days thereof.

3.14.	Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

3.15.	Sections 409A and 457A

To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Sections 409A and 457A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A or 457A of the Code, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Plan and Award from Sections 409A and 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Sections 409A and 457A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Sections 409A and 457A of the Code.

3.16.	Forfeiture; Clawback

The Administrator may specify in the applicable Award Agreement that any realized gain with respect to options or stock appreciation rights and any realized value with respect to other Awards shall be subject to forfeiture or clawback, in the event of (a) a grantee’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or its Subsidiaries, (b) a grantee’s breach of any employment or consulting agreement with the Company or any of its Subsidiaries, (c) a grantee’s termination of employment or consultancy relationship with the Company and its Subsidiaries for Cause or (d) a financial restatement that reduces the amount of compensation under the Plan previously awarded to a grantee that would have been earned had results been properly reported.

3.17.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Award recipient or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or its Affiliate.

3.18.	No Fractional Shares

No fractional shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

3.19.	Governing Law

The Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws that would cause the laws of any other jurisdiction to apply.

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE EAGLE BULK SHIPPING INC.
2014 EQUITY INCENTIVE PLAN

This Restricted Stock Award Agreement (the “Restricted Stock Award Agreement”) dated as of [         ] [  ], [    ] (the “Date of Grant”), is made by and between Eagle Bulk Shipping Inc., a Republic of the Marshall Islands company (the “Company”), and [          ] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Eagle Bulk Shipping Inc., 2014 Equity Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

ARTICLE I.Grant of Restricted Stock. The Company hereby grants to the Participant [      ] shares of restricted Common Stock (the “Restricted Stock”), subject to all of the terms and conditions of this Restricted Stock Award Agreement and the Plan.

ARTICLE II.Vesting. Subject to Section 4, the Restricted Stock shall vest, and have the forfeiture restrictions applicable thereto lapse, as follows: [      ] shares will vest on [      ], [      ] shares will vest on [      ], [       ] shares will vest on [       ], and [       ] shares will vest on [     ].

ARTICLE III.Restrictions. The Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture as described in Section 2 and until any additional requirements or restrictions contained in this Restricted Stock Award Agreement have been otherwise satisfied, terminated or expressly waived by the Company in writing.

ARTICLE IV.Termination of Employment.

Upon a termination of Participant’s employment, the Participant’s Restricted Stock shall be treated as provided in Section 2.6(e) of the Plan.

ARTICLE V.Voting; Dividends. The Participant shall have the right to vote the Restricted Stock prior to vesting. Except as provided in Section 1.5(c)(iv) of the Plan, the Participant shall receive payment of dividends with respect to the Restricted Stock, to be paid in the same form as, and at the same time as the dividend is paid to holders of shares of Common Stock. Notwithstanding the foregoing, if the Participant’s employment is terminated and some or all of the Restricted Stock is forfeited in connection with such termination of employment, the Participant shall repay to the Company the amount of any dividends previously paid to him in respect to such forfeited Restricted Stock and shall retain any dividends previously paid to him in respect of any Restricted Stock which was or becomes vested as of the date of such termination.

ARTICLE VI.Notification of Election Under Section 83(b) of the Code. If the Participant makes an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code), the Participant shall notify the Administrator of such election within ten days of filing notice of the election with the U.S. Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

ARTICLE VII.Restricted Stock Award Agreement Subject to Plan. This Restricted Stock Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Restricted Stock Award Agreement and the provisions of the Plan, the provisions of this Restricted Stock Award Agreement shall govern.

ARTICLE VIII.No Rights to Continuation of Employment. Nothing in the Plan or this Restricted Award Agreement shall confer upon Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate Participant’s employment any time for any reason whatsoever, with or without cause.

ARTICLE IX.Tax Withholding. The Company shall be entitled to withhold the amount of applicable withholding taxes in any manner provided in Section 3.4(a) of the Plan, including, at the election of the Participant, by having the Company deduct from any shares delivered upon vesting of the Restricted Stock Award such shares having a value equal to the amount of minimum tax required to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made by the Participant with respect to all or any portion of the shares to be delivered pursuant to the Restricted Stock Award.

ARTICLE X.Governing Law. This Restricted Stock Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

ARTICLE XI.Restricted Stock Award Agreement Binding on Successors. The terms of this Restricted Stock Award Agreement shall be binding upon Participant and upon Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

ARTICLE XII.No Assignment. Notwithstanding anything to the contrary in this Restricted Stock Award Agreement, neither this Restricted Stock Award Agreement nor any rights granted herein shall be assignable by Participant.

ARTICLE XIII.Necessary Acts. Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Restricted Stock Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

ARTICLE XIV.Entire Restricted Stock Award Agreement. This Restricted Stock Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

ARTICLE XV.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

ARTICLE XVI.Counterparts. This Restricted Stock Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

ARTICLE XVII.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement as of the date set forth above.

EAGLE BULK SHIPPING INC.

By ___________________________________________

Print Name:_____________________________________

Title:__________________________________________

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Restricted Stock Award Agreement.

PARTICIPANT [                                                                           ]

Signature ______________________________________

Print Name:_____________________________________

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OPTION AWARD AGREEMENT
UNDER THE EAGLE BULK SHIPPING INC.
2014 EQUITY INCENTIVE PLAN

This Option Award Agreement (the “Option Award Agreement”) dated as of [            ] [ ], [      ] (the “Date of Grant”), is made by and between Eagle Bulk Shipping Inc., a Republic of the Marshall Islands company (the “Company”), and [ ] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Eagle Bulk Shipping Inc., 2014 Equity Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

ARTICLE XVIII.Grant of Options. The Company hereby grants to the Participant a non-qualified stock option to purchase [       ] shares of Common Stock (the “Option”), subject to all of the terms and conditions of this Option Award Agreement and the Plan.

ARTICLE XIX.Vesting. Subject to Section 5, the Option shall vest and become exercisable as follows: [         ] shares will vest on [      ], [        ] shares will vest on [       ], [     ] shares will vest on [      ], and [     ] shares will vest on [       ].

ARTICLE XX.Exercise Price. The exercise price per share of the option shall be $[ ] (the “Exercise Price”).

ARTICLE XXI.Restrictions. Except as otherwise provided in this Option Award Agreement, the Option granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture as described in Section 5, until any additional requirements or restrictions contained in this Option Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

ARTICLE XXII.Termination of Employment.

22.1.     Generally. Except as provided below, if the Participant’s employment is terminated for any reason, then (i) exercise of the Option may be made only to the extent that the Participant was entitled to exercise the Option on the date of termination of employment; and (ii) exercise must occur within 90 days after termination of employment but in no event after the original expiration date of the Option; it being understood that the then-outstanding Option shall not be affected by a change of employment or consultancy/service relationship with the Company and its Subsidiaries so long as the Participant continues to be a director, officer or employee of, or a consultant to, the Company or any of its Subsidiaries.

22.2.     For Cause. If the Participant’s employment is terminated by the Company for Cause, all of the Participant’s unvested Options not theretofore exercised shall immediately terminate upon such termination of employment.

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22.3.     On Account of Death or Disability. If the Participant’s employment is terminated on account of death or Disability, then the Option shall immediately become vested and exercisable as though the Participant had remained employed with the Company for an additional year.

22.4.     Without Cause. If the Participant’s employment is terminated by the Company without Cause, then the Option shall immediately become vested and exercisable as though the Participant had remained employed with the Company for an additional year.

22.5.     Change in Control. For purposes of Section 1.5(c)(iii)(1) of the Plan, notwithstanding anything therein to the contrary, the Participant will have the right to exercise any vested Award until the earlier of the original expiration date of the Award or 180 days following such termination.

ARTICLE XXIII.Exercise of the Option:

23.1.     Timing and Extent of Exercise. The Option and stock shall be exercisable as set for in this Option Award Agreement, but, except as provided in clause (b) of Section 3.12 of the Plan, no portion of the Option shall be exercisable subsequent to the seventh anniversary of the Date of Grant. The Option may be exercised from time to time as to all or part of the shares as to which such Option is then exercisable.

23.2.     Notice of Exercise. The Option may be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “Exchange Agent”), on such form and in such manner as the Administrator shall prescribe.

23.3.     Payment of Exercise Price. Any written notice of exercise of the Option shall be accompanied by payment for the shares being purchased. Such payment may be made, in the Participant’s discretion: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its Exchange Agent) for the full option Exercise Price; (ii) by deducting from any shares deliverable upon the exercise of the Option a number of shares having a Fair Market Value equal to all or part of the Option Exercise Price, in the Participant’s discretion, and a certified or official bank check (or the equivalent thereof acceptable to the Company or its Exchange Agent) for any remaining portion of the full Option Exercise Price; or (iii) by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the Option Exercise Price, in the Participant’s discretion, and a certified or official bank check (or the equivalent thereof acceptable to the Company or its Exchange Agent) for any remaining portion of the full option Exercise Price.

23.4.     Delivery of Certificates Upon Exercise. Subject to the Plan, promptly after receiving payment of the Exercise Price, the Company or its Exchange Agent shall (i) deliver to the Participant, or to such other Person as may then have the right to exercise the Option, a certificate or certificates for the shares of Common Stock for which the Option has been exercised. If the method of payment employed upon exercise of the Option so requires, and if applicable law permits, the Participant may direct the Company or its Exchange Agent, as the case may be, to deliver the stock certificate(s) to the Participant’s stockbroker.

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ARTICLE XXIV.No Stockholder Rights. The Participant shall not have any of the rights of a stockholder of the Company with respect to shares subject to the Option until the issuance of a stock certificate to the Participant, or such other applicable Person, for such shares.

ARTICLE XXV.Option Award Agreement Subject to Plan. This Option Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Option Award Agreement and the provisions of the Plan, the provisions of this Option Award Agreement shall govern.

ARTICLE XXVI.No Rights to Continuation of Employment. Nothing in the Plan or this Option Award Agreement shall confer upon Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate Participant’s employment any time for any reason whatsoever, with or without cause.

ARTICLE XXVII.Transferability. The Participant may transfer the Option to (i) the Participant’s Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or (iii) any other parties approved by the Administrator.

ARTICLE XXVIII.Tax Withholding. The Company shall be entitled to withhold the amount of applicable withholding taxes in any manner provided in Section 3.4(a) of the Plan, including, at the election of the Participant, by having the Company deduct from any shares delivered upon the exercise of the Option such shares having a value equal to the amount of minimum tax required to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made by the Participant with respect to all or any portion of the shares to be delivered pursuant to the exercise of the Option.

ARTICLE XXIX.Governing Law. This Option Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

ARTICLE XXX.Option Award Agreement Binding on Successors. The terms of this Option Award Agreement shall be binding upon Participant and upon Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

ARTICLE XXXI.No Assignment. Notwithstanding anything to the contrary in this Option Award Agreement, neither this Option Award Agreement nor any rights granted herein shall be assignable by Participant.

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ARTICLE XXXII.Necessary Acts. Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Option Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

ARTICLE XXXIII.Entire Option Award Agreement. This Option Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

ARTICLE XXXIV.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

ARTICLE XXXV.Counterparts. This Option Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

ARTICLE XXXVI.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Option Award Agreement as of the date set forth above.

EAGLE BULK SHIPPING INC.

By ___________________________________________

Print Name:_____________________________________

Title:__________________________________________

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Option Award Agreement.

PARTICIPANT [                                                                           ]

Signature ______________________________________

Print Name:_____________________________________